SLAUGHTER AND MAY                                      One Bunhill Row
                                                       London EClY 8YY
                                                       T+44(0)20 7600 1200
                                                       F+44(0)20 7090 5000

                                                       1 December 2005

                                                       Your reference

XL Capital Finance (Europe) plc
XL House                                               Our reference
70 Gracechurch Street                                  DTF/JZZA
London EC3V OXL
                                                       Direct line
XL Capital Ltd                                         020 7090 3247
XL House
One Bermudiana Road
Hamilton HMl1

Dear Sirs,

                XL CAPITAL FINANCE (EUROPE) PLC (THE "COMPANY")

         We are acting as English counsel for XL Capital Finance (Europe) plc, a public limited company incorporated under the laws of England and Wales, in connection with the proposed registration of securities of XL Capital Ltd, debt securities of the Company and trust preferred securities of special public business trust subsidiaries of XL Capital Ltd in an unlimited dollar amount pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by XL Capital Ltd, the Company and the Trusts under the United States Securities Act of 1933, as amended. This letter sets out our opinion on certain matters of English law as at today's date.

         For the purposes of this opinion, we have examined copies of:

         (a) the Senior Debt Securities Indenture of the Company dated 2 June, 2004 (the "Indenture");

         (b) the Form S-3 Registration Statement under the United States Securities Act 1933 dated 1 December, 2005; and

         (c) a certificate dated 1 December, 2005 of the Secretary of the Company (the "Secretary's Certificate") having annexed thereto:

                  (i) a copy of the Memorandum and Articles of Association of the Company certified by the Secretary of the Company as a true, complete and up-to-date copy;

                  (ii) a copy of the minutes of a meeting of the Board of Directors of the company dated 29 August, 2001, a copy of the minutes of a meeting of


                                  [LETTERHEAD]

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                           the Board of Directors of the Company dated 1 June,
                           2004 and a copy of the minutes of a meeting of the Board of Directors of the Company dated 29 November, 2005 respectively certified by the Secretary of the Company as true, complete and up-to-date copies.

         Expressions defined in the Indenture shall have the same meanings when used in this opinion.

         We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than England and Wales and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and the United States of America. As to matters determined or affected by the laws of the State of New York or the laws of the United States of America, we refer you to the opinion dated 1 December, 2005 of Cahill Gordon & Reindel LLP.

         In giving this opinion we have assumed, but taken no steps to verify:

         (a) the conformity to original documents of all copy documents examined by us;

         (b) the capacity, power and authority of each of the parties to the Indenture, the Securities and the Registration Statement (together the "Issue Documents") other than the Company to execute, deliver and exercise its rights and perform its obligations under the Issue Documents;

         (c) that the issue of the Securities will not cause any limit on borrowings to which the Company is subject to be exceeded;

         (d)      the due execution and unconditional delivery of the Indenture;

         (e) that no law of any jurisdiction outside England and Wales would render the execution, delivery, issue or performance of the terms of the Issue Documents illegal or ineffective and that, insofar as any obligation under any of the Issue Documents is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

         (f) that the Issue Documents will constitute valid and binding obligations of the parties thereto under the laws of the State of New York, enforceable in accordance with their terms in competent courts of that jurisdiction, and that the Issue Documents have the same meaning and effect as if they were governed by English law;

         (g) the accuracy and completeness of all statements made in the Secretary's Certificate, a copy of the form of which is annexed to this opinion and the

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                  documents referred to therein and that such certificate and statements remain accurate and complete as at the date of this opinion;

         (h) that the information disclosed by the Company Search and by our telephone search at the Central Registry of Winding up Petitions on 1 December, 2005 in relation to the Company was then complete, up to date and accurate and has not since then been altered or added to, and that such searches and enquiries did not fail to disclose any matters relevant for the purpose of this opinion;

         (i) that the Company has not passed any voluntary winding-up resolution or made any proposal for a voluntary arrangement under Part I of the Insolvency Act 1986, and that no application has been made or petition presented to a court for the winding-up, dissolution or administration of the Company and that no administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Company or any of its assets or revenues, and no notice has been given or filed in relation to the appointment of such an officer; and

         (j) that each of the Issue Documents is entered into by the Company in good faith and in furtherance of its objects under its Memorandum of Association and is in the best interests of the Company.

         Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

 1. The Company is a public limited company incorporated under the laws of England and Wales with power and authority to enter into and perform its obligations under the Issue Documents.

 2. The execution of the Issue Documents by the Company and the exercise of rights and the performance of obligations which it may have under the Issue Documents have been authorised by all necessary corporate action on the part of the Company.

 3. The Indenture has been duly authorised by the Company and the English courts will treat the validity and binding nature of the obligations therein as being governed by the laws of the State of New York.

 4. The Securities have been duly authorised by the Company and, when duly authenticated in accordance with the terms of the Indenture and when issued, the English courts will treat the validity and binding nature of the obligations therein as being governed by the laws of the State of New York.

 5. The Company has the power to submit, and has taken the necessary corporate action to submit, to the jurisdiction of any New York Court, and to appoint CT Corporation System

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SLAUGHTER AND MAY


         as its authorised agent for the purposes and to the extent described in
         Section 1.17 of the Indenture.

Our reservations are as follows:

         (a) We express no opinion on European Union law as it affects any jurisdiction other than England and Wales.

         (b) Undertakings and indemnities contained in the Issue Documents may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

         (c) We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would necessarily be available in respect of any of the obligations contained in the Issue Documents.

         (d) The obligations of the Company under the Issue Documents will be subject to any laws from time to time in force relating to bankruptcy, insolvency, liquidation or administration or any other laws or legal procedures affecting generally the enforcement of creditors' rights.

         (e) We express no opinion as to the validity or the binding effect of any obligations of the Company insofar as they relate to the obligations of the Company under the conditions of the Securities which provide for payment by the Company of interest on overdue amounts. An English court would not give effect to such a provision if it could be established that the amount expressed as being payable was such that the provision was in the nature of a penalty (that is to say, a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained).

         (f)      If an English court assumes jurisdiction:

                  (i) It would not apply the laws of the State of New York, if:

                           (1) the laws of the State of New York were not pleaded and proved; or

                           (2) to do so would be contrary to English public policy or mandatory rules of English law.

                  (ii) It may have to have regard to the law of the place of performance of any obligation under the Issue Documents which is to be performed outside England and Wales. It may refer to that law in relation to the manner of

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SLAUGHTER AND MAY

                           performance and the steps to be taken in the event of defective performance.

         (g)      This opinion is subject to any matters not disclosed to us.

         This opinion is to be construed in accordance with English law.

         This opinion is given to you for use in connection with the entry by the Company into the Issue Documents. It may not be relied upon by any other person (other than Cahill Gordon & Reindel LLP in giving their opinion with respect to the Issue Documents and The Bank of New York, as Trustee under the Indenture) or used for any other purpose and neither its contents nor its existence may be disclosed without our prior consent. We hereby consent to the reference to our firm in the Registration Statement under the captions "Legal Matters" and "Enforcement of Civil Liabilities Under United States Federal Securities Laws" and to the inclusion of this opinion as an exhibit to the Registration Statement to be filed with the United States Securities and Exchange Commission.


                               Yours faithfully,

                               /s/ Slaughter & May
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